EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of Triple-S Management Corporation and the effectiveness of Triple-S Management Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Triple-S Management Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Juan, Puerto Rico

October 7, 2020

Stamp No. E412909 affixed to original.